As filed with the Securities and Exchange Commission on November 24, 2025

Registration No. 333-[_]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

T Stamp Inc.

(Exact name of registrant as specified in its charter)

Delaware	813777260
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

3017 Bolling Way NE, Floor 2,

Atlanta, Georgia, 30305, USA

(404) 806-9906

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gareth Genner

c/o T Stamp Inc.

3017 Bolling Way NE, Floor 2,

Atlanta, Georgia, 30305, USA

(404) 806-9906

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

CrowdCheck Law LLP

700 12th Street NW, Suite 700

Washington, DC 20005

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and offers to buy these securities are not being solicited in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 24, 2025

PRELIMINARY PROSPECTUS

T Stamp Inc.

Up to 2,511,044 Shares of Class A Common Stock Issuable Upon The Exercise of Private Placement Warrants

This prospectus relates to the resale from time to time of up to an aggregate of 2,511,044 shares of our Class A Common Stock, par value $0.01 per share (the “Warrant Shares”), comprised of shares issuable upon the exercise of common stock purchase warrants consisting of Series A common warrants exercisable for up to 1,301,945 shares of Class A Common Stock at an exercise price of $4.20 per share (the “Series A Warrants”), and Series B common warrants exercisable for up to 1,209,099 shares of Class A Common Stock at an exercise price of $4.20 per share (the “Series B Warrants”, and collectively with the Series A Warrants, the “Private Placement Warrants”) which were sold to a certain investor (the “Selling Stockholder”) in a private placement offering consummated on October 31, 2025. We are registering these Warrant Shares as required by the Warrant Exercise and Exchange Agreement (the “WEEA”) that we entered into with the Selling Stockholder on October 31, 2025. The Selling Stockholder may offer and sell the Warrant Shares in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices.

As provided by Rule 416 of the Securities Act of 1933, as amended, this prospectus also covers any additional shares of Class A Common Stock that may become issuable upon any anti-dilution adjustment pursuant to the terms of the Private Placement Warrants issued to the Selling Stockholder by reason of stock splits, stock dividends, and other events described therein.

The Selling Stockholder may sell all or a portion of Warrant Shares through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholder, the purchasers of the Warrant Shares, or both. See “Plan of Distribution” for a more complete description of the ways in which the Warrant Shares may be sold. We will not receive any of the proceeds from the sale of any of the 2,511,044 Warrant Shares by the Selling Stockholder. However, upon exercise of the Private Placement Warrants for cash, the Selling Stockholder would pay us an exercise price of $4.20 per Warrant Share, subject to any adjustment pursuant to the terms of the Private Placement Warrants, or an aggregate of approximately $10,546,384 if the Private Placement Warrants are exercised in full for cash. The Private Placement Warrants are also exercisable on a cashless basis under certain circumstances, and if the Private Placement Warrants are exercised on a cashless basis, we would not receive any cash payment from the Selling Stockholder upon any such exercise of the Private Placement Warrants. We have agreed to bear the expenses (other than underwriting discounts, commissions, or agent’s commissions and legal expenses of the Selling Stockholder) in connection with the registration of the Warrant Shares being offered under this prospectus by the Selling Stockholder.

We will pay the expenses of registering the Warrant Shares, but all selling and other expenses incurred by the Selling Stockholder will be paid by the Selling Stockholder. See “Plan of Distribution” for further details.

This prospectus provides you with a general description of the securities that may be resold by the Selling Stockholder. In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the Selling Stockholder. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

Our Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “IDAI.” On November 21, 2025, the last reported sale price of our Class A Common Stock on the Nasdaq Capital Market was $3.70 per share.

As of November 21, 2025, the aggregate market value of our outstanding Class A Common Stock held by non-affiliates was approximately $17.63 million based on 4,765,778 shares of Class A Common Stock held by non-affiliates on such date, and based on the last reported sale price of our Class A Common Stock on the Nasdaq Capital Market on such date of $3.70 per share. As of the date of this prospectus, we have sold $2,996,525.37 worth of securities on December 6, 2024 pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period ending on, and including, the date of this prospectus.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 10 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2025.

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the Class A Common Stock (or Warrant Shares) that may be resold by the Selling Stockholder, which is not meant to be a complete description of the Class A Common Stock.

To the extent required by applicable law, each time the Selling Stockholder sells securities, we will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to the “Company,” “T Stamp”, “Trust Stamp”, “we,” “us” and “our” refer to T Stamp Inc., a Delaware corporation, and its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Trust Stamp was incorporated under the laws of the State of Delaware on April 11, 2016 as “T Stamp Inc.” T Stamp Inc. and its subsidiaries develop and market identity authentication software for enterprise and government partners and peer-to-peer markets.

Trust Stamp primarily develops proprietary artificial intelligence-powered solutions, researching and leveraging machine learning artificial intelligence, including computer vision, cryptography, and data mining, to process and protect data and deliver insightful outputs that identify and defend against fraud, protect sensitive user information, facilitate automated processes, and extend the reach of digital services through global accessibility. We utilize the power and agility of technologies such as GPU processing, edge computing, neural networks, and large language models to process and protect data faster and more effectively than historically possible to deliver results at a disruptively low cost for usage across multiple industries.

Our team has substantial expertise in the creation and development of AI-enabled software products. We license our technology and expertise in numerous fields, with an increasing emphasis on addressing diverse markets through established partners who will integrate our technology into field-specific applications.

Over the last year, while maintaining our strong emphasis on identity authentication for financial services, the Company has undertaken a multi-pronged process to position itself better to leverage the growing opportunities offered by the expanded capabilities, use, and acceptance of AI technologies. This process has included:

•	Reducing the size of the non-production-focused executive and consulting teams to reduce overhead and releasing sales staff that did not meet their targets.

•	Developing joint ventures with proven industry partners with access to target markets

•	Increasing focus on the cryptocurrency market (especially Stablecoins) and developing products designed to meet specific needs and opportunities in that sector

•	Updating services offered via the Orchestration Layer platform in response to market feedback

•	Expanding our IP portfolio to strengthen our existing position related to presentation attack detection and tokenization and include implementations such as:

i.	Embedded ownership verification for cryptographic assets, a technology that we believe to have significant potential with the expansion in the ownership of crypto-assets including potential deregulation (or loosening or clarification of regulation) in the United States together with the global growth of stable coins including Central Government Digital Currencies.

ii.	A simple user interaction utility called “Shape Overlay” that augments biometric verification and combats deepfakes and injection attacks by having the user interact in real-time with their captured image.

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iii.	StableKey (or “Stable IT2”) which is a revolutionary technology that generates a “key” directly from the biometric of the user which key has a mathematical correlation to all of the user’s passwords, PINS, and other “secrets” for every account and use case meaning that those secrets never need to be stored in their entirety.

iv.	A patent for “Interoperable Biometric Representations” that potentially breaks vendor lock-in by allowing users of biometric technologies to compare like-modality templates from different sources.

•	Strengthening our international 3rd party cybersecurity and data handling certifications by adding SOC2 certification to our NCSC Cyberessentials Plus certification and obtaining a renewed D-Seal certification (the world’s first certification that includes not just data security but also the ethical and responsible use of data).

•	Opening an office in Tokyo (with funding from the City of Tokyo and the Japanese government) to pursue opportunities in the APAC region.

•	Participating in the K-Startup Grand Challenge 2025, South Korea’s premier acceleration program for innovative foreign startups. Backed by the Ministry of SMEs and Startups, the program supports high-potential global technology companies in establishing a presence in South Korea and expanding across the broader Asia-Pacific region.

•	Establishing go-to-market partnerships with partners in Nigeria and Ghana.

Markets

Trust Stamp has evaluated the market potential for its services in part by reviewing the following reports, articles, and data sources, none of which were commissioned by the Company, and none of which are to be incorporated by reference:

Data Security and Fraud

•	In 2024 alone, numerous large-scale cybersecurity incidents resulted in the exposure of billions of personal records worldwide, including the so-called “Mother of All Breaches” involving over 26 billion records aggregated from multiple prior breaches, a breach of National Public Data affecting approximately 2.9 billion records including Social Security numbers, and significant compromises at major organizations such as Dell (49 million customer records), Twilio (33 million phone numbers), and Roll20 (15 million accounts). The U.S. healthcare sector alone reported 14 breaches each affecting over one million individuals, impacting an estimated 238 million residents, while other notable incidents included data exfiltration from Kadokawa/Niconico in Japan, a 1.2-terabyte leak of Disney internal communications, and widespread mobile app exposures affecting over 1.7 billion users. These breaches underscore persistent systemic vulnerabilities across industries and geographies, with material legal, operational, and reputational risks.

•	In 2024, global losses from payment card fraud alone reached approximately $33.8 billion, surpassing the previous year’s figures and driven by escalating card-not-present and e-commerce fraud. In the broader digital payments sphere, including ACH, digital wallets, BNPL, and e-commerce, the Merchant Risk Council estimates merchants lose about 3.2 % of annual e-commerce revenue to fraud, while Juniper Research forecasts online payment fraud losses totaling $362 billion globally by 2028, encompassing all payment channels. Furthermore, McKinsey projects $400 billion in cumulative card fraud losses over the next ten years, with authorized push payment fraud growing at an 11 % CAGR through 2027. Taken together, these figures underscore a mounting global financial liability from payment fraud that is poised to climb steadily unless countered by effective prevention strategies.

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Financial and societal inclusion

•	According to the “Global Findex Database 2021,” published by the World Bank, 1.4 billion people were unbanked as of 2021.

•	131 million small and medium-sized enterprises in emerging markets lack access to finance, limiting their ability to grow and thrive (UNSGSA Financial Inclusion Webpage, Accessed March 2023).

•	The global market for Microfinance is estimated at $157 Billion in the year 2020, and is projected to reach $342 billion by 2026 according to the 2022 report titled “Microfinance - Global Market Trajectory & Analytics” published by Global Industry Analysts, Inc. To accelerate our work in this market, the Company has joined the Mastercard Lighthouse MASSIV program designed to empower sustainability and social impact through strategic partnerships aiming to assist participants to scale on a global level.

Trust Stamp’s biometric authentication, liveness detection, and information tokenization enable individuals to verify and establish their identities using data derived from biometrics. While individuals in this market lack traditional means of identity verification, Trust Stamp provides a means to authenticate identity that preserves an individual’s privacy and control over that identity.

Alternatives to Detention (“ATD”)

•	The ATD market includes Federal, State, and Municipal agencies for both criminal justice and immigration purposes. Trust Stamp addresses the ATD market with applications built on Trust Stamp’s privacy-preserving solutions allowing individuals to comply with ATD requirements using ethical and humane technology methodologies. Trust Stamp has developed innovative patented technologies for use in the ATD market encompassing biometrics, geolocation, and tokenization as well as a proprietary, tamper-resistant, battery-free “Tap-In-Band” that can complement or replace biometric check-in requirements and provide a lower-cost and more humane alternative to traditional “ankle bracelet” technology.

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In December 2024, we announced a go-to-market agreement with a leading provider of software solutions to the U.S. Federal Government. Based on the priorities of the current administration and express funding provision in the 2026 appropriations bill, the Company and its partner are actively communicating with the government on opportunities to implement the Company’s technology for identified and funded needs.

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Stablecoins and other Cryptocurrencies

•	As of mid-2025, the total stablecoin market capitalization sits around $170 billion, with sources varying between $160 billion and $200 billion depending on which coins are included. Tether (USDT) still dominates the pack, with other major players like USDC, BUSD, and DAI following behind. Analysts project the market cap of stablecoins to double to around $300–400 billion by 2030, driven by incremental adoption in payments and DeFi. Predicting this growth, the Company invested in developing and patenting technologies that it believes to be important assets to participate in the stablecoin and other cryptocurrency markets, including a patent related to embedding identity data in the metadata of cryptographic tokens and the trademark “StableKey”. The Company anticipates cryptocurrencies playing a growing role in its customer base in parallel to, and in some cases involving, its traditional financial services customers.

•	The Company anticipates launching a biometrically secured proprietary non-custodial software wallet in January 2026 which will be able to function as both a wallet directly managing access credentials for digital assets and as a “wallet of wallets”. The wallet will be offered directly to end-users and financial institutions.

Other Markets

The Company is developing products and working with partners and industry organizations in other sectors that offer significant market opportunities for our existing and pipeline intellectual property. We anticipate licensing our technology in numerous fields, typically through established partners who will integrate our technology into field-specific applications.

Africa

The African Continental Free Trade Area (AfCFTA) is a landmark agreement that binds 54 African nations and an estimated 1.47 billion people into the world’s largest free trade area. AfCFTA has significant economic potential for Africa, as it aims to create a single market for goods and services across 55 countries, representing over 1.3 billion people with a combined GDP of approximately $3.4 trillion. By reducing trade barriers, the agreement could contribute an additional $450 billion to Africa’s GDP by 2035, lifting 30 million people out of extreme poverty and increasing the incomes of 68 million people, according to the World Bank. Over the next decade, Africa’s share of the world population is projected to reach 21%, up from 13% in 2000. More than 50% of young people entering the workforce will be in sub-Saharan Africa. By 2050, the region’s working-age population will still be rising while it is falling virtually everywhere else, and Africa will be home to an estimated 2.5 billion people, or 25% of all humanity.

Globally, 850 million people did not have identity documents in 2023, with 542 million in Africa. Of that 542 million, 95 million are children who have never had their birth recorded, and 120 million are children without a birth certificate. The single initiative of implementing universal tokenized identity in African countries has the potential to significantly boost the implementing countries’ economies. According to the United Nations Economic Commission for Africa (UNECA), countries adopting digital ID programs could unlock economic value equivalent to 3% and 13% of their GDP by 2030.

A transition to digital records for births, marriages, deaths, and electronic identity documents represents a transformative opportunity for developing nations and builds a foundation for economic growth. Establishing a robust digital infrastructure for vital records enhances administrative efficiency, fosters inclusive development, strengthens governance, and unlocks economic potential. Yet, developing African countries are often unable or unwilling to fund the initial capital expenditure required to make the transition.

Trust Stamp has participated in financial inclusion projects in Africa for a number of years through Mastercard’s implementation of our technology and we established a regional R&D center in Rwanda in 2021 to focus on ensuring equity in the development and implementation of biometric technology in Africa. In 2023 we started direct outreach to African countries and we are in serious and extended dialog with four countries as well as negotiating a pilot with Africa’s largest provider of mobile telecommunications services. Projects under discussion with pan-African organizations and/or one or more countries include:

•	A pan-African import-export logistics platform

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•	A national digital identity card

•	Digital land registries in three countries

•	A blockchain-based register of real estate professionals and transaction

•	A blockchain-based registry of fire inspections and certifications

•	Asset tokenization and trading

With the assistance of the Mastercard Lighthouse MASSIV program, we intend to build upon this work to maximize the opportunities to meet the critical need for secure identity programs for both governments and NGOs and have established go-to-market focused agreements with partners in Nigeria and Ghana.

Principal Products and Services

We adhere to the best practices outlined in the National Institute of Standards and Technology (“NIST”) and International Organization for Standardization (“ISO”) frameworks, and our policies and procedures in managing personally identifiable information (“PII”) comply with General Data Protection Regulation (“GDPR”) requirements wherever such requirements are applicable.

Key Customers

The Company’s initial business consisted of developing proprietary privacy-first identity solutions and implementing them through custom applications built and maintained for a few key customers. In the fourth quarter of 2022, the Company added to its product offerings a modular SaaS model intended for low-code or no-code implementation (“the Orchestration Layer”). The Orchestration Layer has been successful in attracting interested customers with over ninety financial institutions onboarded as of the date of this prospectus, but those institutions have been slow to go into full production which has impacted revenue expectations. An analysis of the slow adoption revealed that many of the institutions would need some level of customization, and in the fourth quarter of 2024 and the first quarter of 2025, the Company invested in the modification of the modules to meet the broader range of needs and preferences identified by the enrolled institutions. The Company is now seeing a growth in transaction volumes and is focused on maintaining and accelerating that growth.

Historically, the Company generated most of its income through two long-term partnerships, comprising a relationship with an S&P 500 bank and a relationship with Mastercard International (“Mastercard”) with the Mastercard partnership diminishing in significance over 2024 and YTD as Mastercard’s market focus changed.

Effective June 1, 2025, the Company’s agreement with the S&P 500 bank was extended to May 31, 2031, subject to either party having the right to terminate for cause and a right for the customer to cancel for convenience on giving 6 months’ notice.

Under the terms of the extension, the Company receives a guaranteed minimum income stream for services, together with hosting and other fees and reimbursement of expenses incurred, which are subject to agreed markups of 10% or 20%. Minimum billing for services in the 1st year of the renewal is set at $154,000 per month with annual CPI-related increases. Under the arrangement, total minimum monthly billings will exceed $215,000 per month, subject to CPI-related increases. Based on the strength of the relationship and anticipated service needs, the Company anticipates annual billings exceeding the agreed minimum.

In March 2019, the Company entered into a technology services agreement with Mastercard International (the “TSA”). The Company has been paid to develop and host software solutions utilizing the IT2 and to support Mastercard’s implementations. Based on a changing market focus by Mastercard, effective December 31, 2024, a limited exclusivity for development-related purposes granted to Mastercard expired and the Software Schedule and associated services will terminate on February 6, 2026. As a consequence of these events, the Company is in discussions with potential customers that it was previously prohibited from contracting with directly.

In 2022, the Company expanded its key customer base to include a relationship with FIS, a relationship-focused upon the implementation of our Orchestration Layer and underlying technologies in FIS’ Global KYC product offering.

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The Orchestration Layer is a low-code platform that is designed to be a one-stop shop for Trust Stamp services and provides easy integration to our products; chargeable on a per-use basis. The Orchestration Layer utilizes the Company’s next-generation identity package, offering rapid deployment across devices and platforms, with custom workflows that seamlessly orchestrate trust across the identity lifecycle for a consistent user experience in processes for onboarding and KYC/AML, multi-factor authentication, account recovery, fraud prevention, compliance, and more. The Orchestration Layer facilitates no-code and low-code implementations of the Company’s technology making adoption and updating faster and cost-effective for a broader range of potential customers.

As of September 30, 2025, a total of 95 financial institutions with over $348 billion in assets have been onboarded via FIS, bringing the total number of (FIS and non-FIS) customers either fully implemented or currently implementing the Orchestration Layer to 108.

The first (non-FIS) client onboarded to the Orchestration Layer in the third quarter of 2022 has generated $543 thousand of revenue for the Company to date, including $118 thousand during the nine months ended September 30, 2025.

On February 20, 2025, the Company executed a Master Technology Service Agreement (“MTSA”) (effective January 1, 2025) with QID Technologies LLC (“QID”) to provide technical services as agreed from time to time and documented by statements of work. The MTSA provided for an initial minimum payment of $100,000 per calendar month, with the budgeted payment thereafter not to exceed $300,000 per month without mutual agreement. The Company owns a 10% equity interest in QID but is not involved in its management. Reaching the maximum monthly revenue of $300,000 would require QID ramping up its customer-facing activities, a process that is not controlled by the Company. At this time, the ramp-up process has taken longer than anticipated, and despite assurances by QID’s majority owner as to their ongoing commitment to the enterprise, there is no certainty as to the speed at which the services will be delivered and consequently the billing levels in a given month.

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Recent Developments

Warrant Exercise and Exchange Agreement

On October 31, 2025, the Company entered into the WEEA with the Selling Stockholder pursuant to which the Selling Stockholder agreed to (i) exercise (the “Exercise”) (a) all of the warrants issued to the Selling Stockholder on September 3, 2024, which are exercisable for 413,696 shares of the Company’s common stock, par value $0.01 per share, with a current exercise price of $4.83 per share (the “September 2024 Warrants”) and (b) all of the warrants issued to the Selling Stockholder on January 8, 2025, which are exercisable for 621,303 shares of common stock, with a current exercise price of $8.45 per share (the “January 2025 Warrants” and collectively with the September 2024 Warrants, the “Existing Warrants”); and (ii) exchange all or a portion of the common stock purchase warrants issued to the Selling Stockholder on December 6, 2024, which are exercisable for 648,148 shares of common stock (with a current exercise price of $8.10 per share) (the “December 2024 Warrants”) for New Warrants (as further defined below). As consideration for the Exercise, the Company agreed to (i) reduce the exercise price of all of the Existing Warrants, including any unexercised portion thereof, to $4.20 per share, which is equal to the most recent closing price of the Company’s common stock on the Nasdaq Stock Market prior to the execution of the WEEA; (ii) issue to the Selling Stockholder new unregistered warrants to purchase up to an aggregate of 1,301,945 shares of common stock (equal to 180% of the shares of common stock issued in connection with the Exercise) comprised of (a) “Series A Warrants” to purchase an aggregate of 1,301,945 shares of the Company’s common stock and “Series B Warrants” to purchase an aggregate of 1,209,099 shares of the Company’s common stock, each with an exercise price of $4.20 per share (collectively, the “New Warrants”) in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”); and (iii) exchange all 648,148 of the Selling Stockholder’s December 2024 Warrants for New Warrants to purchase up to a number of shares of common stock equal to 100% of the number of shares issuable upon exercise of the December 2024 Warrants with an exercise price of $4.20 per share. The “New Warrants” are the “Private Placement Warrants” referenced elsewhere in this prospectus.

The New Warrants have substantially the same terms as the Existing Warrants. The terms of the Series A and Series B Warrants that comprise the New Warrants are identical, except that the Series A Warrants provide for additional protections for the holder in the event of a “Fundamental Transaction” while the Series A Warrants are outstanding (which includes, but is not limited to, merger transactions or a sale of substantially all of the Company’s assets). In such an event, then if holders of the Company’s common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder will be given the same choice as to the consideration it receives upon any exercise of either the Series A or Series B Warrants following such Fundamental Transaction. Notwithstanding anything to the contrary, for the Series A Warrants, in the event of a Fundamental Transaction, the holder may require the Company or its successor to repurchase the Series A Warrants for its Black-Scholes Value (as defined in the Series A Warrant) in cash. This right can be exercised concurrently with, or within 30 days following, the consummation or public announcement of the transaction. If the Fundamental Transaction occurs outside the Company’s control, such as in a hostile takeover or an unapproved transaction, the holder is entitled to receive consideration equivalent in type and proportion to that offered to common stockholders, also calculated based on the Black-Scholes model. Additionally, if no consideration is offered to the Company’s stockholders in the transaction, the holder is deemed to receive common stock of the successor entity, preserving the Series A Warrants’ value.

The New Warrants are immediately exercisable upon issuance, and will expire five years thereafter, and in certain circumstances may be exercised on a cashless basis. If we fail for any reason to deliver shares of common stock upon the valid exercise of the New Warrants, subject to our receipt of a valid exercise notice and the aggregate exercise price, by the time period set forth in the New Warrants, we are required to pay the applicable holder, in cash, as liquidated damages as set forth in the New Warrants. The New Warrants also include customary buy-in rights in the event we fail to deliver shares of common stock upon exercise thereof within the time periods set forth in the New Warrants.

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The Company agreed to file a resale registration statement on Form S-3 within 30 days of October 31, 2025 with respect to the New Warrants and the shares of common stock issuable upon exercise of the New Warrants. The Existing Warrants and the New Warrants each include a beneficial ownership limitation that prevents the Selling Stockholder from owning more than 9.99%, with respect to the Existing Warrants, and 4.99%, with respect to the New Warrants, of the Company’s outstanding common stock at any time.

Additionally, pursuant to the WEEA, from October 31, 2025 until the 90th day thereafter, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company of any common stock of the Company or any common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of the Company’s common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of the Company’s common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Company’s common stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. The institutional investor will be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

The gross proceeds to the Company from the Exercise was approximately $4.347 million, prior to deducting warrant inducement agent fees and estimated offering expenses. The Company intends to use the remainder of the net proceeds for business growth, working capital and general corporate purposes.

Pursuant to an engagement agreement dated October 31, 2025 between the Company and Maxim Group LLC (“Maxim”), Maxim acted as the exclusive warrant solicitation agent and financial advisor to the Company for the Exercise. The Company agreed to pay Maxim an aggregate cash fee of $304,290 in connection with the Exercise.

The offer and resale of the Existing Warrants and shares of common stock underlying the Existing Warrants have been registered pursuant to a registration statement on Form S-1 (File No. 333-284525) with respect to the Existing Warrants and December 2024 Warrants, which registration statement is currently effective for the resale of the shares of common stock issuable upon the exercise of the Existing Warrants.

The foregoing descriptions of the WEEA and the New Warrants are not complete and are qualified in their entirety by reference to the full text of the form of WEEA and the form of the Series A and Series B Warrants that comprise the New Warrants, copies of which are filed hereto as Exhibits 10.42, 4.18, and 4.19, respectively, to the registration statement of which this prospectus forms a part, and are incorporated by reference herein.

Corporate Information

Trust Stamp was incorporated under the laws of the State of Delaware on April 11, 2016 as “T Stamp Inc.” Our principal executive offices are located at 3017 Bolling Way NE, Floor 2, Atlanta, GA 30305, and our telephone number is (404) 806-9906. Our website address is www.truststamp.ai. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into this prospectus.

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The Offering

Issuer	T Stamp Inc., a Delaware corporation

Securities Offered by the Selling Stockholder	Up to 2,511,044 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants

Shares of Class A Common Stock Outstanding Prior to this Offering (as of November 24, 2025):	5,243,832 (1)

Shares of Class A Common Stock Outstanding After this Offering Assuming Exercise of All Private Placement Warrants:	7,754,876 (2)

Use of Proceeds	We will not receive any proceeds from the sale of our Class A Common Stock offered by the Selling Stockholder under this prospectus. However, in the case of the Private Placement Warrants being exercised by the Selling Stockholder for cash, the Selling Stockholder would pay us an exercise price of $4.20 per share of Class A Common Stock, subject to any adjustment pursuant to the terms of the Private Placement Warrants, or an aggregate of approximately $10,546,384 if the Private Placement Warrants are exercised in full for cash. The Private Placement Warrants are also exercisable on a cashless basis, and if the Private Placement Warrants are exercised on a cashless basis, we would not receive any cash payment from the Selling Stockholder upon any such exercise of the Private Placement Warrants.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus, and any other risk factors described in a prospectus supplement and in the documents incorporated herein and therein by reference, for a discussion of certain factors that you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market Trading Symbol	IDAI

(1)	The number of shares of our Class A Common Stock outstanding immediately before this offering and to be outstanding after this offering is based on 5,243,832 shares of Class A Common Stock outstanding as of November 24, 2025 but excludes the following as of November 24, 2025:

●	Restricted Stock Units (“RSUs”) that may settle for 479,003 shares of Class A Common Stock

●	stock options exercisable for up to 7,103 shares of Class A Common Stock with exercise prices between $3.60 - $120.00, all of which were vested as of October 31, 2025);

●	warrants exercisable for up to 1,656,381 shares of Class A Common Stock with exercise prices between $1.24 - $46.80; and

●	granted but unissued stock grants for 20,617 shares of Class A Common Stock.

(2)	Assumes the issuance of 2,511,044 shares of Class A Common Stock underlying the Private Placement Warrants upon full exercise by the Selling Stockholder.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to our outlook or expectations for earnings, revenues, expenses, asset quality or other future financial or business performance, strategies, expectations or business prospects, or the impact of legal, regulatory or supervisory matters on our business, results of operations, or financial condition. Specifically, forward-looking statements may include statements relating to our future business prospects, revenue, income, and financial condition.

Forward-looking statements can be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions. Forward-looking statements reflect our judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Important factors could cause actual results to differ materially from our expectations include, but are not limited to:

•	adverse economic conditions;

•	general decreases in demand for our products and services;

•	changes in timing of introducing new products into the market;

•	intense competition (including entry of new competitors), including among competitors with substantially greater resources than us;

•	inadequate capital;

•	unexpected costs;

•	revenues and net income lower than anticipated;

•	litigation;

•	becoming delisted from Nasdaq;

•	the possible fluctuation and volatility of operating results and financial conditions;

•	the impact of legal, regulatory, or supervisory matters on our business, results of operations, or financial condition;

•	inability to carry out our marketing and sales plans; and

•	the loss of key employees and executives.

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Forward-looking statements are based on assumptions we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. You are cautioned that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We discuss in greater detail many of these risks in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, in our most recent annual report on Form 10-K, as well as any amendments thereto, and in our subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Warrant Shares covered by this prospectus and any accompanying prospectus supplement. All proceeds from the sale of the Warrant Shares will be for the account of the Selling Stockholder. However, we will receive the proceeds of any cash exercise of the Private Placement Warrants. We intend to use the net proceeds from any cash exercise of the Private Placement Warrants for general corporate purposes, which includes working capital, business and product development, potential acquisitions, retirement of debt and other business opportunities. The timing and amount of our actual expenditures will be based on many factors; therefore, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of our offerings.

We will bear all other costs, fees and expenses incurred in effecting the registration of the offering and sale of the Warrant Shares covered by this prospectus and any accompanying prospectus supplement, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants, in accordance with the terms of the WEEA. The Selling Stockholder will pay any discounts, commissions, and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals incurred by the Selling Stockholder in disposing of the Warrant Shares covered by this prospectus.

THE SELLING STOCKHOLDER

The shares of Class A Common Stock (or Warrant Shares) being offered by the Selling Stockholder are those issuable to the Selling Stockholder upon exercise of the Private Placement Warrants. For additional information regarding the issuance of the Private Placement Warrants, see “Recent Developments” further above in this prospectus. We are registering the shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants in order to permit the Selling Stockholder to offer the shares for resale from time to time.

In September 2022, April 2023, June 2023, September 2024, December 2024, and January 2025, the Selling Stockholder and the Company engaged in transactions whereby, pursuant to the terms of Securities Purchase Agreements dated September 11, 2022, April 14, 2023, June 5, 2023, September 3, 2024, December 5, 2024, and January 6, 2025, respectively, the Company sold the Selling Stockholder a number of shares of Class A Common Stock and warrants to purchase shares of Class A Common Stock in various private placement transactions.

The Company subsequently filed registration statements on Form S-1 to register the shares of common stock issuable upon exercise of the warrants issued on those transactions for resale by the Selling Stockholder that were declared effective (File No. 333-267668 for the September 2022 transaction; File No. 333-272343 for the April 2023 transaction; File No. 333-274160 for the June 2024 transaction; and File No. 333-284525 for the January 2025 transaction, December 2024 transaction, and September 2024 transaction).

Additionally, in December 2023, the Selling Stockholder the Company entered into a warrant exercise agreement, whereby the Selling Stockholder agreed to exercise certain warrants previously issued to the Selling Stockholder in exchange for the Company (i) reducing the exercise price of all those warrants; and (ii) issuing the Selling Stockholder new unregistered warrants to purchase up to an aggregate of 240,000 shares of Class A Common Stock, with an exercise price of $20.10 per share in a private placement pursuant to Section 4(a)(2) of the Securities Act. The Company subsequently filed resale registration statement on Form S-3 with respect to the 240,000 shares of Class A Common Stock issuable upon exercise of those warrants, which was declared effective on April 23, 2024 (File No. 333-277151).

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Apart from these previous transactions, and the transactions described in this prospectus relating to the WEEA, the Selling Stockholder has not had any material relationship with the Company within the past three years.

The table below lists beneficial ownership information of the Selling Stockholder as of the date of this prospectus, as well as the expected beneficial ownership of the Selling Stockholder after the conclusion of this offering.

In accordance with the terms of the WEEA with the Selling Stockholder, this prospectus generally covers the resale of the maximum number of shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants, determined as if the outstanding Private Placement Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the WEEA, without regard to any limitations on the exercise of the Private Placement Warrants. The fourth column assumes the sale of all the shares offered by the Selling Stockholder pursuant to this prospectus.

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Under the terms of the Private Placement Warrants, the Selling Stockholder may not exercise the Private Placement Warrants to the extent such exercise would cause the Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Class A Common Stock which would exceed 4.99% (or, at the option of the Selling Stockholder upon 61 days’ notice to the Company subject to the terms of the Private Placement Warrants, up to 9.99%), as applicable of our then outstanding Class A Common Stock following such exercise, excluding for purposes of such determination shares of Class A Common Stock issuable upon exercise of such Warrants which have not been exercised. The number of shares in the table do not reflect this limitation. The Selling Stockholder may sell all, some or none of the Warrant Shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Class A Common Stock Owned Prior to Offering	Maximum Number of Shares of Class A Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Class A Common Stock Owned After Offering
Armistice Capital, LLC	4,607,886(1)	2,511,044(2)	2,096,842 (3)

(1)	Consists of 2,511,044 shares of Class A Common Stock underlying the Private Placement Warrants, 827,391 shares of Class A Common Stock underlying warrants sold to the Selling Stockholder in a private placement offering consummated on September 3, 2024, 648,148 shares of Class A Common Stock underlying warrants sold to the Selling Stockholder in a private placement offering consummated on December 6, 2024, and 621,303 shares of Class A Common Stock underlying warrants sold to the Selling Stockholder in a private placement offering consummated on January 6, 2025.

(2)	The securities to be sold pursuant to this prospectus include 2,511,044 shares of Class A Common Stock that may be exercised pursuant to the Private Placement Warrants, all of which are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (the “Selling Stockholder”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of the Selling Stockholder. The Private Placement Warrants are subject to a 4.99% beneficial ownership limitation, which prohibits the Selling Stockholder from exercising any portion of the Private Placement Warrants if, following such exercise, the Selling Stockholder’s ownership of our Class A Common Stock would exceed the applicable ownership limitation. This beneficial ownership limitation may be increased up to 9.99% at the option of the Selling Stockholder upon 61 days’ notice to the Company subject to the terms of the Private Placement Warrants. The address of the Selling Stockholder is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)	Assumes the sale of all shares offered by the Selling Stockholder pursuant to this prospectus.

SECURITIES BEING REGISTERED AND DESCRIPTION OF CAPITAL STOCK

We are registering for resale by the Selling Stockholder from time to time of up to an aggregate of 2,511,044 shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants sold to the Selling Stockholder in a private placement offering consummated on October 31, 2025.

General

The authorized capital stock of the Company consists of Common Stock, par value $0.01 per share. The total number of authorized shares of Common Stock of the Company is 50,000,000, all of which are designated as Class A Common Stock.

The following summary description of our capital stock is based on the provisions of our Third Amended & Restated Certificate of Incorporation, as amended, our amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This description is not complete and is subject to, and qualified in its entirety by reference to our Third Amended & Restated Certificate of Incorporation, as amended (our “A&R Certificate of Incorporation”) and our amended and restated bylaws (our “Bylaws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and the DGCL. You should read our A&R Certificate of Incorporation our Bylaws and the applicable provisions of the DGCL for a complete statement of the provisions described below and for other provisions that may be important to you. For information on how to obtain copies of our A&R Certificate of Incorporation and our Bylaws, see “Where You Can Find Additional Information.”

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Common Stock

Pursuant to the Company’s A&R Certificate of Incorporation, the Board of Directors of the Company has the right to designate shares of the Company’s Common Stock as either Class A or Class B Common Stock. As of the date of this prospectus, all shares of Common Stock of the Company have been designated as Class A Common Stock, and there is no issued (or designated) Class B Common Stock. The rights and preferences of each of the Class A and Class B classes of Common Stock are summarized below.

Class A Common Stock

Voting Rights

Holders of shares of Class A Common Stock are entitled to one vote for each on all matters submitted to a vote of the shareholders, including the election of directors.

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Dividend Rights

Holders of each class of Common Stock are entitled to receive dividends, as may be declared from time to time by the Board of Directors out of legally available funds as detailed in our A&R Certificate of Incorporation. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Class A Common Stock are entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all debts and other liabilities of the Company.

Exchange Rights

A holder of shares of Class A Common Stock shares that is a bank, savings association, or a holding company (or an affiliate thereof) may at any time choose to exchange all or any portion of shares of Class A Common Stock it holds for shares of Class B Common Stock. In the event of such an election, each Class A share for which the holder makes such election shall be exchanged for a Class B share on a one-for-one basis without the payment of any additional consideration. In the event of such an election, the Company will take all necessary corporate actions to affect such exchange, the holder will surrender its certificate or certificates representing the shares of Class A Common Stock for which it made such election, and such Shares of Class A Common Stock shall be cancelled.

Transfer Rights

There are no restrictions on the transfer of shares of Class A Common Stock of the Company.

Class B Common Stock

The rights and preferences of the Company’s Class B Common Stock are identical to those of the Class A Common Stock of the Company, except for as described below.

Voting Rights

Holders of shares of Class B Common Stock have no voting rights with respect to such shares; provided that the holders of Class B Common Stock shall be entitled to vote (one vote for each Class B share held) to the same extent that the holders of Shares of Class A Common Stock would be entitled to vote on matters as to which non-voting equity interests are permitted to vote pursuant to 12 C.F.R. § 225.2(q)(2) (or a successor provision thereto).

Transfer Rights

In the event a holder of shares of Class B Common Stock transfers all or any portion of his or her shares of Class B Common Stock to a “Permitted Transferee” (as defined below), such Permitted Transferee will be entitled to elect to exchange all or any portion of such Shares of Class B Common Stock for Shares of Class A Common Stock on a one-for-one basis without the payment of any additional consideration. No fractional shares may be so exchanged. In the event of such an election, the Company will take all necessary corporate actions to effect such exchange, the holder will surrender its certificate or certificates representing the Shares of Class B Common Stock for which it made such election, and such Shares of Class B Common Stock shall be cancelled. A “Permitted Transferee” is a person or entity who acquires Shares of Class B Common Stock from a bank, savings association, or a holding company (or an affiliate thereof) in any of the following transfers:

(i)	A widespread public distribution;

(ii)	A private placement in which no one party acquires the right to purchase 2% or more of any class of voting securities of the Company

(iii)	An assignment to a single party (e.g. a broker or investment banker) for the purpose of conducting widespread public distribution on behalf of a bank, savings association, or a holding company (or an affiliate thereof) and its transferees (other than transferees that are Permitted Transferees); or

(iv)	To a party who would control more than 50% of the voting securities of the Company without giving effect to the Shares of Class B Common Stock transferred by a bank, savings association, or a holding company (or an affiliate thereof) and its transferees (other than transferees that are Permitted Transferees).

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Warrants

The Company has various warrants outstanding that are exercisable for shares of its Class A Common Stock. See (i) the Company’s Registration Statement on Form S-1/A filed with the SEC on January 31, 2025; (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025; (iii) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 15, 2025; (iv) the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 14, 2025; and (v) the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 14, 2025 for further details on the outstanding warrants of the Company.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

Our A&R Certificate of Incorporation and Bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Authorized but Unissued Capital Stock

We have authorized but unissued shares of Common Stock, and our Board of Directors may authorize the issuance of one or more series of preferred stock without stockholder approval. These shares could be used by our Board of Directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Limits on Stockholder Action to Call a Special Meeting

Our Bylaws provide that special meetings of the stockholders may be called only by our Board of Directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Our A&R Certificate of Incorporation authorizes our Board of Directors to fill vacancies or newly created directorships.

If there is a vacancy on our Board of Directors, the majority of the directors then in office may elect a successor to fill any vacancies or newly created directorships. This may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect their own slate of directors or otherwise attempt to obtain control of our Company.

Classified Board of Directors

The A&R Certificate of Incorporation provides for a classified board of directors of the Company, with the board divided into three classes. Class I will hold office for a term expiring at the 2026 annual meeting of stockholders; Class II will hold office for a term expiring at the 2027 annual meeting of stockholders; and Class III will hold office initially for a term expiring at the 2025 annual meeting of stockholders. At each annual meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified.

The Class III directors are up for re-election at the Company’s 2025 annual stockholder meeting for a term of office for a term expiring at the 2028 annual stockholder meeting.

PLAN OF DISTRIBUTION

The Selling Stockholder, which as used herein includes certain donees, pledgees, transferees, or other successors-in-interest selling Warrant Shares or interests in Warrant Shares received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Warrant Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

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The Selling Stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

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•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Stockholder may transfer the Warrant Shares in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Class A Common Stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of our Class A Common Stock short and deliver these securities to close out its short positions, or loan or pledge the Class A Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholder from the sale of the Warrant Shares offered by them will be the sale price of the Warrant Shares less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Warrant Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that it meets the criteria and conforms to the requirements of that rule.

The Selling Stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Class A Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If any of the Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Class A Common Stock to be sold, the names of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer, or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Warrant Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Warrant Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholder against liabilities, including liabilities under the Securities Act and the Exchange Act, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholder to keep the registration statement of which this prospectus constitutes a part effective at all times until no Selling Stockholder owns any Private Placement Warrants or Warrant Shares.

Our Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “IDAI.”

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by CrowdCheck Law, LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of T Stamp Inc. and its subsidiaries as of December 31, 2024 and 2023 and for the fiscal years then ended, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, included in T Stamp Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The report of Marcum LLP includes an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

We maintain a website at www.truststamp.ai. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

19

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC, other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, which includes Risk Factors applicable to our Company;
•

our Quarterly Reports on Form 10-Q (and any amendments thereto on Form 10-Q/A) for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 15, 2025, August 14, 2025, and November 14, 2025, respectively;

•	our Current Reports on Form 8-K and/or 8-K/A, filed with the SEC on January 2, 2025, January 10, 2025, January 21, 2025, January 23, 2025, January 31, 2025, February 13, 2025, February 24, 2025, February 26, 2025, April 1, 2025, April 24, 2025, May 15, 2025, May 15, 2025, July 8, 2025, August 14, 2025, October 1, 2025, October 3, 2025, October 17, 2025, October 31, 2025, and November 14, 2025.
•	Description of our Class A Common Stock contained in our Registration Statement on Form S-1 filed with the SEC on January 31, 2025, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act will also be deemed to be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

T Stamp Inc.

3017 Bolling Way NE, Floor 2, Atlanta, Georgia, 30305

Attention: Corporate Secretary

(404) 806-9906

20

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$1,276.13
Accounting fees and expenses	10,000.00
Legal fees and expenses	20,000.00
Printing and miscellaneous fees and expenses	2,500.00
Total	$33,776.13

Item 15. Indemnification of Directors and Officers

Our A&R Certificate of Incorporation contains provisions limiting the liability of directors to the fullest extent permitted by Delaware law and provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our A&R Certificate of Incorporation and Bylaws also provide our Board of Directors with the discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, each employment agreement entered into between the Company and its officers and/or directors contains certain indemnification provisions, which require us to indemnify them in certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provision, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit No.	Exhibit Description
3.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to the Company’s Form 8-K filed with the SEC on July 7, 2023).
3.2	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 2, 2025).
3.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2022).
4.1	Form of Warrant dated November 9, 2016 ($5,000 per share) (incorporated by reference to Exhibit 3.9 to the Company’s Form DOS filed with the SEC on December 30, 2019).
4.2	Form of Warrant dated November 9, 2016 ($1,000,000) (incorporated by reference to Exhibit 3.10 to the Company’s Form DOS filed with the SEC on December 30, 2019).
4.3	Form of Warrant dated September 30, 2016 (incorporated by reference to Exhibit 3.11 to the Company’s Form DOS filed with the SEC on December 30, 2019).
4.4	Form of Warrant dated December 16, 2016 (incorporated by reference to Exhibit 3.12 to the Company’s Form DOS filed with the SEC on December 30, 2019).
4.5	Form of Private Placement Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2023).
4.6	Form of Promissory Note due and payable on July 31, 2024 ($500,000) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2024).
4.7	Form of Promissory Note due and payable on August 31, 2024 ($500,000) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2024).
4.8	Form of Promissory Note due and payable within three days of an effective resale registration statement ($1,000,000) (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2024).
4.9	Prepaid Warrant issued by Boumarang Inc. to the Company (incorporated by reference to Exhibit 4.17 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2024).
4.10	Form of Pre-Funded Warrant dated September 3, 2024 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2024).
4.11	Form of Private Placement Warrant Dated September 3, 2024 (incorporated by reference to Exhibit 4.2 to the Company’s Amended Current Report on Form 8-K/A filed with the SEC on September 13, 2024).
4.12	Form of New Warrant dated September 3, 2024 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2024).
4.13	Form of Common Stock Purchase Warrant dated September 10, 2024 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2024).
4.14	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2024).
4.15	Form of Series A Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2024).
4.16	Form of Series B Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2024).
4.17	Form of Pre-Funded Warrant issued on January 8, 2025 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2025).
4.18	Form of Series A Warrant issued on January 8, 2025 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2025).

4.19	Form of Series B Warrant issued on January 8, 2025 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2025).
4.20	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 31, 2025).
4.21	Form of Series B Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 31, 2025).
5.1*	Opinion of CrowdCheck Law, LLP.
10.1	Emergent Agreement dated June 11, 2020 (incorporated by reference to Exhibit 6.11 to the Company’s Form 1-SA for the six months ended June 30, 2020 filed with the SEC on September 28, 2020).
10.2	Executive Employment Agreements of Gareth Genner and Andrew Gowasack, effective as of December 8, 2020 (incorporated by reference to Exhibit 6.13 to the Company’s Form 1-K for the year ended December 31, 2020 filed with the SEC on April 30, 2021).
10.3	Malta Enterprise Letter dated July 8, 2020 sent to the Company (Repayable Advance of €800,000) (incorporated by reference to Exhibit 6.14 to the Company’s Form 1-A/A filed with the SEC on January 12, 2022).
10.4	Purchase Order executed September 23, 2021 issued by U.S. Immigration and Customs Enforcement to the Company (as Contractor) (incorporated by reference to Exhibit 6.15 to the Company’s Form 1-A/A filed with the SEC on January 12, 2022).
10.5	Letter of Appointment effective December 1, 2021 sent by the Company to Berta Pappenheim (as non-executive director appointee) (incorporated by reference to Exhibit 6.16 to the Company’s Form 1-A/A filed with the SEC on January 12, 2022).
10.6	Letter of Appointment effective December 1, 2021 sent by the Company to Kristin Stafford (as non-executive director appointee) (incorporated by reference to Exhibit 6.17 to the Company’s Form 1-A/A filed with the SEC on January 12, 2022).
10.7	Warrant Agency Agreement between the Company and Colonial Stock Transfer Company, Inc. dated August 20, 2021. (incorporated by reference to Exhibit 6.18 to the Company’s Form 1-A/A filed with the SEC on January 12, 2022).
10.8	Mutual Channel Agreement dated November 15, 2020 between the Company and Vital4Data, Inc. (incorporated by reference to Exhibit 6.19 to the Company’s Form 1-A/A filed with the SEC on January 12, 2022).
10.9	Warrant to Purchase Common Stock between the Company and Second Century Ventures, LLC dated April 22, 2020 (incorporated by reference to Exhibit 6.9 to the Company’s Form 1-A/A filed with the SEC on April 30, 2020).
10.10	Settlement Agreement dated July 1, 2019 between Emergent Technology Holdings, LP and the Company . (Incorporated by reference to Exhibit 6.1 to the Company’s Form 1-A filed with the SEC on March 12, 2020).
10.11	Amendment dated April 15, 2022 to Purchase Order executed September 23, 2021 issued by U.S. Immigration and Customs Enforcement to the Company (as Contractor) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2022).
10.12	Amendment dated July 15, 2022 to Purchase Order executed September 23, 2021 issued by U.S. Immigration and Customs Enforcement to the Company (as Contractor) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 21, 2022).
10.13	Executive Employment Agreement of Lance Wilson, effective as of January 1, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Form Current Report on Form 8-K filed with the SEC on January 21, 2025).
10.14	Executive Employment Agreement of Andrew Scott Francis, effective as of December 8, 2020 (incorporated by reference to Exhibit 6.13 to the Company’s offering statement on Form 1-A filed with the SEC on November 19, 2021).
10.15	Form of Securities Purchase Agreement by and between the Company and a certain institutional investor dated April 14, 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2023).
10.16	Form of Securities Purchase Agreement by and between the Company and a certain institutional investor dated June 1, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2023).

10.17	Warrant Amendment by and between the Company and a certain institutional investor dated June 1, 2023 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2023).
10.18	Form of Warrant Exercise Agreement, dated December 21, 2023 by and between T Stamp Inc. and the Institutional Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2023).
10.19	Securities Purchase Agreement dated July 13, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2024).
10.20	Registration Rights Agreement dated July 13, 2024 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2024).
10.21	Voting Limitation Agreement Registration dated July 13, 2024 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2024).
10.22	License Agreement between the Company and Boumarang Inc. dated July August 6, 2024 (incorporated by reference to Exhibit 10.29 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2024).
10.23	Form of Securities Purchase Agreement by and between the Company and a certain institutional investor dated September 3, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2024).
10.24	Form of Warrant Exercise Agreement, dated September 3, 2024, by and between the Company and the institutional investor (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2024).
10.25	Form of Termination and Release Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2024).
10.26	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2024).
10.27	Form of Securities Purchase Agreement by and between the Company and DQI dated September 10, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2024).
10.28	Form of Registration Rights Agreement by and between the Company and DQI dated September 10, 2024 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2024).
10.29	Form of Securities Purchase Agreement by and between the Company and a DQI dated October 27, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2024).
10.30	Registration Rights Agreement by and between the Company and DQI dated October 27, 2024 incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2024).
10.31+	Form of Securities Purchase Agreement by and between the Company and a certain institutional investor dated December 5, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 6, 2024).
10.32	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2024).
10.33	Placement Agency Agreement by and between the Company and the Placement Agent entered into on December 5, 2024 (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2024).
10.34	Placement Agency Agreement by and between the Company and the Placement Agent entered into on January 6, 2025 (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2025).
10.35	Form of Securities Purchase Agreement by and between the Company and a certain institutional investor dated January 6, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2025).
10.36	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2025).
10.37	Note Purchase Agreement dated July 1, 2025 between the Company and the Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2025).

10.38	Secured Promissory Note dated July 1, 2025 issued to the Investor (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2025).
10.39	Security Agreement dated July 1, 2025 between the Company and the Investor (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2025).
10.40	Intellectual Property Security Agreement dated July 1, 2025 between the Company and the Investor (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2025).
10.41	Channel Partnership Agreement effective as of April 17, 2025 by and between Trust Stamp Malta Limited and CyberFish (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025).
10.42	Form of Warrant Exercise and Exchange Agreement, dated October 31, 2025 by and between T Stamp Inc. and the Institutional Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 31, 2025).
23.1*	Consent of Marcum LLP.
23.2*	Opinion of CrowdCheck Law, LLP (included as Exhibit 5.1).
97.1	Trust Stamp Clawback Policy (incorporated by reference to Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024).
107*	Filing Fee Table

* Filed herewith.

+ Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 24, 2025.

T STAMP INC.

By:	/s/ Gareth Genner
Name:	Gareth Genner
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gareth Genner
Gareth Genner, Chief Executive Officer, Director
Date: November 24, 2025

/s/ Lance Wilson
Lance Wilson, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer
Date: November 24, 2025

/s/ Andrew Gowasack
Andrew Gowasack, President, Director
Date: November 24, 2025

/s/ Charles Potts
Charles Potts, Director
Date: November 24, 2025

/s/ William McClintock
William McClintock, Director
Date: November 24, 2025

/s/ Andrew Scott Francis
Andrew Scott Francis, Director
Date: November 24, 2025

/s/ Kristin Stafford
Kristin Stafford, Director
Date: November 24, 2025

/s/ Berta Pappenheim
Berta Pappenheim, Director
Date: November 24, 2025